                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting   o  Coliseum Capital Management, LLC, a Delaware
Persons:                    limited liability company ("CCM");

                         o  Coliseum Capital, LLC, a Delaware limited liability
                            company ("CC");

                         o  Coliseum Capital Partners, L.P., a Delaware limited
                            partnership ("CCP");

                         o  Adam Gray; and

                         o  Christopher Shackelton, a member of the board of
                            directors of Advanced Emissions Solutions, Inc..

Address for each of the  Metro Center, 1 Station Place, 7th Floor South,
Reporting Persons:       Stamford, CT 06902

Date of Earliest         August 7, 2014
Transaction Required to
be Reported:

Designated Filer for     Coliseum Capital Management, LLC
eachof the Reporting
Persons:

Issuer & Ticker Symbol   Advanced Emissions Solutions, Inc.; ADES
for each of the
Reporting Persons:

Title of Derivative      Stock Option (the "Options")
Security for each of
the Reporting Persons:

Derivative Securities    The Reporting Persons acquired the Options as follows:
Exercised:

                         Transaction Conversion  Number of     Price
                         Date        or Exercise Derivative
                                     Price of    Securities
                                     Derivative  Acquired
                         -------------------------------------------------------
                         08/07/2014  $21.88      10,000          0

                         Date        Expiration  Amount of     Nature of
                         Exercisable Date        Derivative    Indirect
                                                 Securities    Beneficial
                                                 Beneficially  Ownership
                                                 Owned
                                                 Following
                                                 Reported
                                                 Transactions

                         ------------------------------------------------------
                         (1)         08/07/2019  10,000        See Footnote (2)

---------------------------
1 One-third exercisable 7/23/2015; one-third exercisable 7/23/2016; one-third exercisable 7/23/2017.
2 These securities were received by CCP pursuant to an agreement under which
Christopher Shackelton assigned to CCP the right to receive all compensation
(including equity compensation) that Mr. Shackelton would otherwise receive as a director of the Issuer. CC serves as the general partner for CCP, and CCM serves as investment advisor to each of the Funds and Blackwell. Messrs. Shackelton and
Gray are managers of and have an ownership interest in CC and may be deemed to have an indirect pecuniary interest in the Options held by CCP due to CC's right to receive performance-related fees from CCP. Each of CCP, Mr. Shackelton and
Mr. Gray disclaim beneficial ownership of the Options except to the extent that of that person's pecuniary interest therein.

Christopher               /s/ Christopher Shackelton           August 28, 2014
Shackelton                -------------------------------    -------------------
                           **Signature of Reporting Person         Date

Coliseum Capital          /s/ Christopher Shackelton,
Management, LLC           Manager                              August 28, 2014
                          ---------------------------------  -------------------
                          **Signature of Reporting Person          Date

Coliseum Capital,         /s/ Christopher Shackelton,
LLC                       Manager                              August 28, 2014
                          ---------------------------------   ------------------
                          **Signature of Reporting Person          Date

Coliseum Capital          /s/ Christopher Shackelton,
Partners, L.P.            Manager                              August 28, 2014
By: Coliseum Capital,     ----------------------------------  ------------------
LLC, General              **Signature of Reporting Person          Date
Partner

Adam Gray                 /s/ Adam Gray                        August 28, 2014
                          ----------------------------------  ------------------
                          **Signature of Reporting Person          Date

**   Intentional misstatements or omissions of facts constitute Federal Criminal
     Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).